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Exhibit 10.1

Management Agreement for Whistle Junction
Restaurant Located at 13235 Cortez Blvd, Brooksville, Florida

                       MANAGEMENT AGREEMENT
                             BETWEEN
                         EACO CORPORATION
                               AND
                        BANNER BUFFETS, LLC

     This Management Agreement (the "Agreement") is made and entered as of the 30th day of June, 2005, between EACO
Corporation, a Florida corporation, ("EACO") and Banner Buffets,
LLC, a Delaware limited liability company (the "Manager").

     WHEREAS, EACO is the current operator of a Whistle Junction at 13325 Cortez Blvd., Brooksville, Florida (the
"Restaurant")under a Lease Agreement with CNL as Lessor (the
"Lease"); and

     WHEREAS, EACO desires to appoint Manager to act as general operating manager of the Restaurant for a period of time from July 1, 2005 through September 30, 2006, unless sooner terminated hereunder (the "Term") and Manager is willing to accept such appointment for such period, subject to the terms and conditions hereinafter set forth; and

     NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions herein set forth, the parties hereto agree as follows:


     1. Appointment of Manager. EACO hereby appoints Manager and Manager hereby accepts the appointment as general operating manager of the Restaurant for the Term as general operating manager of the Restaurant, with authority, to direct, supervise, and manage the operation of the Restaurant as provided in this Agreement. In the event that EACO ceases to be primarily liable as tenant under the Lease, then this Agreement will immediately terminate as of the date of the expiration of EACO's primary liability under the Lease.

     2. Compensation of Manager. As compensation for its management services hereunder, Manager shall retain the net receipts from the operation of the Restaurant after paying for all operating expenses of the Restaurant and paying for or satisfying Manager's obligations contained in Section 3 hereunder and discharging any and all liabilities related to the Restaurant arising after June 30, 2005. If the net receipts from the operation of the Restaurant are inadequate to pay or satisfy all of the Manager's obligations, Manager shall nonetheless remain responsible to satisfy those obligations with funds other than Restaurant receipts.

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     3.     Manager's Duties.

     3.1. General Duties. Manager shall perform, using Manager's reasonable business judgment, the following duties at its sole cost and expense: supervise and direct the general operations of the Restaurant; operate the Restaurant efficiently and with proper economy; develop policies with respect to publicity for the purpose of creating net income from the Restaurant; stimulate the general business of the Restaurant; employ such managers, assistant managers, employees, and agents at the Restaurant as may be required to maintain a high standard and quality of operation; collect income; keep the Restaurant and all fixtures, furnishings and other equipment contained therein in repair; arrange for necessary replacements, improvements, and changes in the Restaurant and in the fixtures, furnishings, and other equipment therein; supervise the purchase of insurance on the Restaurant and on all fixtures, furnishings, and equipment therein against all risks usually covered in the case of similar properties, including, but without limitation, fire, plate glass, workmen's compensation, liability, fidelity and discrimination insurance, and all other usual insurance (which shall include all insurance required by the Lease and which shall include EACO as an additional Named Insured); place and supervise all advertising and promotions; collect and pay all sales taxes to the proper taxing authority; collect and remit all payroll taxes to the proper taxing authority; provide decorating, general purchasing, and supervising services; maintain compliance with all terms of the Lease, and perform all other acts necessary or desirable in the operation of the Restaurant.

     3.2 Compliance with Lessor's Requirements. Manager shall be responsible for maintaining compliance with all obligations and requirements imposed on EACO under the Lease at its sole cost and expense. At the written direction of EACO, Manager shall either pay or cause to be paid all of such obligations directly or shall forward payment to EACO so that it can pay or satisfy all such obligations. In the event of default under the Lease (a "Default"), and Manager receives notification of such Default from Lessor, Manager shall promptly forward such notification of Default to EACO together with a proposed plan to remedy such Default. Manager shall promptly act to cure such Default within the time for cure allowed by Lessor.

     4. Restrictions on Manager. Manager shall have no power or authority to subject EACO to any liability or expenses related to the Restaurant or otherwise. Manager shall not institute any legal or equitable action or proceeding on behalf of EACO without the express prior written consent of EACO. The managers, assistant managers, employees and agents of the Restaurant shall be employees of Manager or an affiliate of Manager and not EACO for all purposes under this Agreement.

     5. Indemnification by EACO. EACO shall indemnify and hold Manager and its officers, directors, shareholders, members, managers, employees and agents and their successors and assignees harmless from and against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, legal fee, cost and expense of any kind or character arising out of or in any manner incident to the operation of the Restaurant prior to July 1, 2005.

     6. Indemnification by Manager. Manager shall indemnify and hold EACO and its officers, directors, shareholders, members, managers, employees and agents and their successors and assignees

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harmless from and against and with respect to any claim,
liability, obligation, loss, damage, assessment, judgment, legal fee, cost and expense of any kind or character arising out of or in any manner incident to the operation of the Restaurant after June 30, 2005.

     7. EACO's Termination Rights. If Manager fails to perform its duties in accordance with this Agreement, EACO may, by giving at least ninety (90) days' written notice to Manager, terminate this Agreement. In the event Manager fails to perform the duties specified in the notice from EACO within said ninety
(90) day period, this Agreement shall automatically terminate, without any liability to or upon EACO other than its liability to pay for services rendered by Manager pursuant to this Agreement.

     8. Reports to EACO. Manager shall make reports to EACO concerning all affairs connected with the Restaurant under Manager's control or within its knowledge whenever requested by EACO. Manager shall prepare quarterly financial reports for the operations of the Restaurant and shall deliver such reports to EACO within 15 days after the close of each quarterly reporting period. Manager shall also prepare annual financial reports for the operations of the Restaurant and shall deliver such reports to EACO within 90 days after the fiscal year end.

     9. Assignment. This Agreement may not be assigned by Manager without EACO's prior written consent. All terms and conditions of this Agreement shall be for the sole and exclusive benefit of the parties hereto.

     10. Entire Agreement. This Agreement supersedes all agreements previously made between the parties relating to its subject matter contained herein. There are no other understandings or agreements between the parties hereto.

     11. Notices. All notices under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid or by facsimile transmission with confirmation addressed to the appropriate party at the most recent address provided.

     12. Non-waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

     13. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

     14. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     16. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors, and assigns.

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The parties hereto have duly executed this Agreement as of the day and year first above written.

                                    EACO:

                                    EACO CORPORATION


                                    By:/s/ Edward B. Alexander
                                    Edward B. Alexander, President


                                    MANAGER:

                                    BANNER BUFFETS, LLC


                                    By:/s/ George W. Osborn
                                    George W. Osborn, President

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